UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 31, 2016 (October 26, 2016)

ALCOA UPSTREAM CORPORATION

(Exact name of Registrant as specified in its charter)

Delaware	1-37816	81-1789115
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

390 Park Avenue, New York, New York	10022-4608
(Address of Principal Executive Offices)	(Zip Code)

212-836-2600

(Registrant’s telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On October 26, 2016, Alcoa Upstream Corporation (“Holdings”) and Alcoa Nederland Holding B.V., a wholly owned subsidiary of Holdings (the “Borrower”), entered into Amendment No. 1 (the “Amendment”) to the Revolving Credit Agreement, dated as of September 16, 2016, among Holdings, the Borrower, the lenders and issuers from time to time party thereto and JPMorgan Chase Bank, N.A., as administrative agent for the lenders and issuers. The Amendment, among other changes, modifies certain collateral-related provisions and expands certain debt and lien baskets.

The foregoing description of the Amendment does not purport to be complete and is subject to, and qualified in its entirety by reference to, the full text of the Amendment, which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation or an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under “Item 1.01. Entry into a Material Definitive Agreement” of this Current Report on Form 8-K is hereby incorporated by reference in this Item 2.03.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits.

The following are filed as an exhibit to this report:

Exhibit No.	Description

10.1	Amendment No. 1, dated as of October 26, 2016, to the Revolving Credit Agreement, dated as of September 16, 2016, among Alcoa Upstream Corporation, Alcoa Nederland Holding B.V., the lenders and issuers from time to time party thereto, and JPMorgan Chase Bank, N.A., as administrative agent for the lenders and issuers.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALCOA UPSTREAM CORPORATION

By:	/s/ Jeffrey D. Heeter
Name:	Jeffrey D. Heeter
Title:	Secretary

Date: October 31, 2016

EXHIBIT INDEX

Exhibit No.	Description

10.1	Amendment No. 1, dated as of October 26, 2016, to the Revolving Credit Agreement, dated as of September 16, 2016, among Alcoa Upstream Corporation, Alcoa Nederland Holding B.V., the lenders and issuers from time to time party thereto, and JPMorgan Chase Bank, N.A., as administrative agent for the lenders and issuers.

4